EXHIBIT 10.2

AGREEMENT

Agreement dated as of March 31, 2011 (this “Agreement”) among Icahn Enterprises L.P., Icahn Enterprises Holdings LP and Icahn Enterprises G.P. Inc. (collectively, “Icahn Enterprises”), Icahn Onshore LP, Icahn Offshore LP and Icahn Capital LP (collectively, the “General Partner”), Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP (collectively, the “Funds”), Carl C. Icahn, and (solely for purposes of paragraph 4 below) the Employees whose signatures appear below.

Icahn Enterprises, the General Partner, the Funds and Carl C. Icahn hereby agree as follows (and such agreements shall be deemed to modify any conflicting provisions contained in the Shared Services Agreement dated as of August 8, 2007, the Covered Affiliate and Shared Expenses Agreement dated as of August 8, 2007 and the Amended and Restated License Agreement dated as of August 8, 2007):

1.
Except through their participation in the Funds and as noted below, as contemplated in the existing documents governing the Funds, Mr. Icahn and his Covered Affiliates (as such term is defined in the Covered Affiliate and Shared Expenses Agreement dated as of August 8, 2007) will not, for so long as they have capital invested in the Funds, invest in any assets that the General Partner of the Funds deems suitable for the Funds (other than government and agency bonds and cash equivalents), unless otherwise approved by the Audit Committee of Icahn Enterprises (the “Committee”). Mr. Icahn and the Covered Affiliates will continue to be entitled to acquire, outside of the Funds, up to 20% of the amount of any security acquired by the Funds (the “Co-Investment Right”), but only if such transaction (and subsequent disposition) is at the same time and price as applies to the Funds, unless otherwise approved by the Committee. The Co-Investment Right will otherwise remain subject to the terms and provisions of the Covered Affiliate and Shared Expenses Agreement dated as of August 8, 2007. Icahn Enterprises acknowledges that credit default swaps and related derivative instruments are no longer a suitable investment for it through the Funds and may therefore be purchased and sold by Mr. Icahn's affiliates, other than the Funds or Icahn Enterprises or its subsidiaries (“Specified Icahn Affiliates”), without participation or co-investment by the Funds or Icahn Enterprises or its subsidiaries.

2.
All expenses relating to the operation, administration and investment activities of the Funds (including salaries and benefits payable to the Employees listed on the signature pages hereto) shall be borne by Icahn Enterprises and one or more Specified Icahn Affiliates, pro rata in accordance with their respective capital accounts in the Funds (and taking into account any exercise of the Co-Investment Right as if it were additional capital invested by Mr. Icahn into the Funds). The estimated portion of all such expenses allocable to Mr. Icahn shall be advanced quarterly by the Specified Icahn Affiliates to Icahn Enterprises, and any excess funds shall be retained by Icahn Enterprises to be applied in subsequent quarters or returned upon termination of this Agreement.

3.
Each of Icahn Enterprises and the Specified Icahn Affiliates will continue to be permitted to invest additional capital into the Funds at any time and from time to time, without the consent of the other. Any such additional investments shall be taken into account in the allocation of expenses contemplated by paragraph 2 above. Employees of Icahn Enterprises and the Specified Affiliates shall not be permitted to invest additional capital into the Funds without the consent of the Audit Committee of Icahn Enterprises.

4.
Each Employee listed on the signature pages hereto hereby acknowledges and agrees, for the benefit of Icahn Enterprises and Mr. Icahn, that, from and after the date hereof: (i) such Employee shall be, and shall be deemed to be, dually employed by Icahn Enterprises and the Specified Icahn Affiliates; (ii) such Employee's compensation shall be paid by Icahn Enterprises and the Specified Icahn Affiliates (with the allocation among them being determined in accordance with paragraph 2 above); and (iii) such Employee will be controlled by, and subject to the supervision of, both Icahn Enterprises and the Specified Icahn Affiliates.

5.
From and after the date hereof, the Base Salary (as such term is defined in the Employment Agreement dated as of August 8, 2007, as amended (the “Employment Agreement”), among Mr. Icahn, Icahn Enterprises and Icahn Capital Management LP) payable to Mr. Icahn under the Employment Agreement shall be reduced to $1.00 per annum and Mr. Icahn shall not be eligible to receive any “Bonus” or “Annual Bonus Incentive” under the Employment Agreement. All other terms and provisions of the Employment Agreement shall remain unchanged and in full force and effect.

6.
Notwithstanding any provisions to the contrary contained in the limited partnership agreements of the Funds, as amended through the date hereof and as may be amended in the future, neither Mr. Icahn nor any of his affiliates (whether in their capacity as limited partners of the Funds or otherwise) shall take any action to remove the General Partner without the consent of Icahn Enterprises.

7.
Miscellaneous. This Agreement may be executed in more than one counterpart and if so executed, each of such counterparts shall be deemed to be an original and, when executed by both parties hereto, all such counterparts shall be read together as one agreement. This Agreement shall be enforced, governed and construed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to fulfill the purposes of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

ICAHN ENTERPRISES L.P.
By: Icahn Enterprises G.P. Inc.
Its: General Partner

By: _____________________________________
Name: Dominick Ragone
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS LP
By: Icahn Enterprises G.P. Inc.
Its: General Partner

By: _____________________________________
Name: Dominick Ragone
Title: Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

By: _____________________________________
Name: Dominick Ragone
Title: Chief Financial Officer

ICAHN ONSHORE LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

ICAHN OFFSHORE LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND III LP

By: _____________________________________
Name: Edward Mattner
Title: Authorized Signatory

_________________________________________
CARL C. ICAHN

EMPLOYEES (solely for purposes of paragraph 4 above):

BRETT ICAHN	SAMUEL MERKSAMER

DAVID SCHECHTER	VINCENT INTRIERI

DAVID YIM

[Agreement dated as of March 31, 2011 between Icahn Enterprises and the General Partners of the Icahn Funds regarding allocation of investments and sharing of expenses]